                                                                     EXHIBIT 10y

                         BRUSH ENGINEERED MATERIALS INC.

                           PERFORMANCE SHARE AGREEMENT

                  WHEREAS, _______________________ (hereinafter called the "Grantee") is ___________________________ of Brush Engineered Materials Inc. (hereinafter called the "Corporation"); and

                  WHEREAS, the terms and conditions of this Performance Agreement were authorized by resolutions (the "Resolutions") of the Organization and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation duly adopted on February 1, 2005, and the form of this Agreement was approved by the Committee on March 1, 2005.

                  NOW THEREFORE, pursuant to the Corporation's 1995 Stock Incentive Plan (As Amended March 3, 1998), as amended (the "Plan"), the Corporation hereby grants to the Grantee, effective February 8, 2005 (the "Date of Grant"), _____ Performance Shares, together with the opportunity to earn up to an additional 50% of such number of Performance Shares for superior performance as described herein, subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions:

         1. Definitions.

                  All terms used herein with initial capital letters that are defined in the Plan shall have the meanings assigned to them in the Plan, and the following additional terms, when used herein with initial capital letters, shall have the following meanings:

                  (a) "Cumulative Operating Profit" means the sum of earnings (net of any losses) before tax and interest during the Performance Period for the business unit specified to the Grantee in the notice accompanying this Agreement.

                  (b) "Management Objective" means the threshold, target and maximum Cumulative Operating Profit goals established by the Committee for the Performance Period covered by this Agreement as set forth on Exhibit A to the Resolutions.

                  (c) "Performance Period" means the three-year period commencing on January 1, 2005 through December 31, 2007.

         2. Grant of Performance Shares.

                  The Performance Shares granted pursuant to this Agreement shall only result in payment if earned by the Grantee during the Performance Period as set forth in Section 4 of this Agreement.

         3. Earn-Out of Performance Shares.

                  (a) In no event shall any Performance Shares be earned if actual achievement falls below the threshold level of the Management Objective. If the Management Objective shall have been attained at the threshold level and if the Grantee shall have remained in the continuous employ of the Corporation or a Subsidiary throughout the Performance Period, 25% of the number of Performance Shares specified on the first page of this Agreement shall be earned.

                  (b) If the Management Objective shall have been attained at the target level and if the Grantee shall have remained in the continuous employ of the Corporation or a Subsidiary throughout the Performance Period, 100% of the number of Performance Shares specified on the first page of this Agreement shall be earned. If the Management Objective shall have been attained over the threshold level, but less than the target level, and the Grantee has remained so continuously employed, a proportionate number of the Performance Shares specified on the first page of this Agreement shall be earned, as determined by mathematical interpolation.

                  (c) If the Management Objective shall have been attained at the maximum level and if the Grantee shall have remained in the continuous employ of the Corporation or a Subsidiary throughout the Performance Period, 150% of the number of Performance Shares specified on the first page of this Agreement shall be earned. If the Management Objective shall have been attained over the target level, but less than the maximum level, and the Grantee has remained so continuously employed, a proportionate number of the Performance Shares specified on the first page of this Agreement shall be earned, as determined by mathematical interpolation. In no event shall a number of Preference Shares greater than 150% of the number of Performance Shares specified on the first page of this Agreement be earned.

                  (d) Any fraction of a Performance Share resulting from the foregoing calculations shall be rounded to the nearest 1/100th of a share.

         4. Effect of Death, Permanent Disability, Change in Control.

                  Notwithstanding the provisions of Section 3 of this Agreement, if the Grantee's employment with the Corporation terminates due to the death or permanent disability of the Grantee or if a Change in Control occurs during the Performance Period, the Performance Shares granted under this Agreement shall be deemed to have been earned in full at the target level and payable as soon as practicable after such termination or Change in Control.

         5. Effect of Retirement.

                  Notwithstanding the provisions of Section 3 of this Agreement, if the Grantee's employment with the Corporation or one of its Subsidiaries should terminate due to the Grantee's retirement under a retirement plan of the Corporation or a Subsidiary at or after the normal retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Committee, prior to the earn-out of Performance Shares under this Agreement, the extent to which the Performance Shares granted hereby shall be deemed to have been earned shall be determined in accordance with Section 3 of this Agreement as if the Grantee's employment had not terminated and the result shall be multiplied by a fraction, the numerator of which is the number of full months the Grantee was employed during the Performance Period and the denominator of which is the total number of months in the Performance Period in accordance with
Section 8 of this Agreement.

         6. Effect of Detrimental Activity.

                  Notwithstanding anything herein to the contrary, if the Grantee, either during employment by the Corporation or a Subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity (as defined in Section 7 below) and the Board shall so find:

                  (a) All Performance Shares awarded the Grantee under this Agreement shall be forfeited to the Corporation, and

                  (b) With respect to any Performance Shares that the Grantee has received payment for pursuant to this Agreement, within a period of one year prior to the date of the commencement of such Detrimental Activity, the Grantee shall pay to the Corporation in cash the amount so received by the Grantee. To the extent that such amounts are not paid to the Corporation, the Corporation may, to the extent permitted by law, set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

         7. Definition of Detrimental Activity.

                  For purposes of this Agreement, the term "Detrimental Activity" shall include:

                  (a) (i) Engaging in any activity in violation of the Section entitled "Competitive Activity; Confidentiality; Nonsolicitation" in the Severance Agreement between the Corporation and the Grantee, if such agreement is in effect at the date hereof, or in violation of any corresponding provision in any other agreement between the Corporation and the Grantee in effect on the date hereof providing for the payment of severance compensation; or

                  (i) If no such severance agreement is in effect as of the date hereof or if a severance agreement does not contain a Section corresponding to "Competitive Activity; Confidentiality;
         Nonsolicitation":

                  A. Competitive Activity During Employment. Competing with the Corporation anywhere within the United States during the term of the Grantee's employment, including, without limitation:

                           (1) entering into or engaging in any business which competes with the business of the Corporation;

                           (2) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business that competes with, the business of the Corporation;

                           (3) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Corporation or attempting to do so; or

                           (4) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the business of the Corporation.

                  B. Following Termination. For a period of one year following the Grantee's termination date:

                           (1) entering into or engaging in any business which competes with the Corporation's business within the Restricted Territory (as hereinafter defined);

                           (2) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business, wherever located, that competes with, the Corporation's business within the Restricted Territory;

                           (3) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Corporation within the Restricted Territory, or attempting to do so; or

                           (4) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Corporation's business within the Restricted Territory.

                                    For the purposes of Sections 7(a)(ii)(A) and
                                    (B) above, inclusive, but without limitation thereof, the Grantee will be in violation thereof if the Grantee engages in any or all of the activities set forth therein directly as an individual on the Grantee's own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which the Grantee or the Grantee's spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock.

                  C. "The Corporation." For the purposes of this Section 7(a)(ii) of this Agreement, the "Corporation" shall include any and all direct and indirect subsidiaries, parents, and affiliated, or related companies of the Corporation for which the Grantee worked or had responsibility at the time of termination of the Grantee's employment and at any time during the two year period prior to such termination.

                  D. "The Corporation's Business." For the purposes of this Section 7 of this Agreement inclusive, the Corporation's business is defined to be the manufacture, marketing and sale of high performance engineered materials serving global telecommunications, computer, automotive electronics, industrial components and optical media markets, as further described in any and all manufacturing, marketing and sales manuals and materials of the Corporation as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily substitutable for any such described products and services.

                  E. "Restricted Territory." For the purposes of Section 7(a)(ii)(B) of this Agreement, the Restricted Territory shall be defined as and limited to:

                           (1) the geographic area(s) within a one hundred mile radius of any and all Corporation location(s) in, to, or for which the Grantee worked, to which the Grantee was assigned or had any responsibility (either direct or supervisory) at the time of termination of the Grantee's employment and at any time during the two-year period prior to such termination; and

                           (2) all of the specific customer accounts, whether within or outside of the geographic area described in (1) above, with which the Grantee had any contact or for which the Grantee had any responsibility (either direct or supervisory) at the time of termination of the Grantee's employment and at any time during the two-year period prior to such termination.

                  F. Extension. If it shall be judicially determined that the Grantee has violated any of the Grantee's obligations under Section 7(a)(ii)(B) of this Agreement, then the period applicable to each obligation that the Grantee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.

                  (b) Non-Solicitation. Except as otherwise provided in Section 7(a)(i) of this Agreement, Detrimental Activity shall also include directly or indirectly at any time soliciting or inducing or attempting to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Corporation and/or of its parents, or its other subsidiaries or affiliated or related companies to terminate their employment, representation or other association with the Corporation and/or its parent or its other subsidiary or affiliated or related companies.

                  (c) Further Covenants. Except as otherwise provided in Section 7(a)(i) of this Agreement, Detrimental Activity shall also include:

                  (i) directly or indirectly, at any time during or after the Grantee's employment with the Corporation, disclosing, furnishing, disseminating, making available or, except in the course of performing the Grantee's duties of employment, using any trade secrets or confidential business and technical information of the Corporation or its customers or vendors, including without limitation as to when or how the Grantee may have acquired such information. Such confidential information shall include, without limitation, the Corporation's unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information and other business information. The Grantee specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the Grantee's mind or memory and whether compiled by the Corporation, and/or the Grantee, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Corporation to maintain the secrecy of such information, that such information is the sole property of the Corporation and that any retention and use of such information by the Grantee during the Grantee's employment with the Corporation (except in the course of performing the Grantee's duties and obligations to the Corporation) or after the termination of the Grantee's employment shall constitute a misappropriation of the Corporation's trade secrets.

                  (ii) Upon termination of the Grantee's employment with the Corporation, for any reason, the Grantee's failure to return to the Corporation, in good condition, all property of the Corporation, including without limitation, the originals and all copies of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 7(c)(i) of this Agreement.

                  (d) Discoveries and Inventions. Except as otherwise provided in Section 7(a)(i) of this Agreement, Detrimental Activity shall also include the failure or refusal of the Grantee to assign to the Corporation, its successors, assigns or nominees, all of the Grantee's rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or jointly with others, by the Grantee while in the Corporation's employ, whether in the course of the Grantee's employment with the use of the Corporation's time, material or facilities or that is in any way within or related to the existing or contemplated scope of the Corporation's business. Any discovery, invention or improvement relating to any subject matter with which the Corporation was concerned during the Grantee's employment and made, conceived or suggested by the Grantee, either solely or jointly with others, within one year following termination of the Grantee's employment under this Agreement or any successor agreements shall be irrebuttably presumed to have been so made, conceived or suggested in the course of such employment with the use of the Corporation's time, materials or facilities. Upon request by the Corporation with respect to any such discoveries, inventions or improvements, the Grantee will execute and deliver to the Corporation, at any time during or after the Grantee's employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as the Corporation may desire, and all proper assignments therefor, when so requested, at the expense of the Corporation, but without further or additional consideration.

                  (e) Work Made For Hire. Except as otherwise provided in
Section 7(a)(i), Detrimental Activity shall also include violation of the Corporation's rights in any or all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, "items"), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by Grantee during the Grantee's employment with the Corporation. The Grantee acknowledges that, to the extent permitted by law, all such items shall be considered a "work made for hire" and that ownership of any and all copyrights in any and all such items shall belong to the Corporation. The item will recognize the Corporation as the copyright owner, will contain all proper copyright notices, e.g., "(creation date) [Corporation Name], All Rights Reserved," and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.

                  (f) Termination for Cause. Except as otherwise provided in
Section 7(a)(i) of this Agreement, Detrimental Activity shall also include activity that results in termination for Cause. For the purposes of this Section 7, "Cause" shall mean that, the Grantee shall have:

                  (i) been convicted of a criminal violation involving fraud, embezzlement, theft or violation of federal antitrust statutes or federal securities laws in connection with his duties or in the course of his employment with the Corporation or any affiliate of the Corporation;

                  (ii) committed intentional wrongful damage to property of the Corporation or any affiliate of the Corporation; or (iii) committed intentional wrongful disclosure of secret processes or confidential information of the Corporation or any affiliate of the Corporation;

                  and any such act shall have been demonstrably and materially harmful to the Corporation.

                  (g) Other Injurious Conduct. Detrimental Activity shall also include any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any subsidiary unless the Grantee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

                  (h) Reasonableness. The Grantee acknowledges that the Grantee's obligations under this Section 7 of this Agreement are reasonable in the context of the nature of the

Corporation's business and the competitive injuries likely to be sustained by the Corporation if the Grantee were to violate such obligations. The Grantee further acknowledges that this Agreement is made in consideration of, and is adequately supported by the agreement of the Corporation to perform its obligations under this Agreement and by other consideration, which the Grantee acknowledges constitutes good, valuable and sufficient consideration.


         8. Payment of Performance Shares.

                  (a) Payment shall be made in the form of cash equal to the average of the high and low sales prices of the Common Shares of the Corporation on the New York Stock Exchange on the last day of the Performance Period multiplied by the number of Performance Shares earned pursuant to Section 3 this Agreement. Except as otherwise provided in Section 4 of this Agreement, final awards shall be paid, less applicable taxes, as soon as practicable after the receipt of audited financial statements relating to the last fiscal year of the Performance Period and the determination by the Committee of the level of attainment of the Management Objective, but in no event later than two and one-half months after the end of the last fiscal year in the Performance Period.

                  (b) Any payment of awards due pursuant to this Agreement to a deceased Grantee shall be paid to the beneficiary designated by the Grantee by the latest Designation of Death Beneficiary in the form attached as Exhibit A hereto and filed by the Grantee with the Corporation. If no such beneficiary has been designated or survives the Grantee, payment shall be made to the Grantee's legal representative. A beneficiary designation may be changed or revoked by a Grantee at any time, provided the change or revocation is filed with the Corporation.

                  (c) Prior to payment, the Corporation shall only have an unfunded and unsecured obligation to make payment of earned awards to the Grantee.

         9. Performance Shares Non-Transferable.

                  The Performance Shares granted hereby are not transferable other than by will or the laws of descent and distribution.

         10. Dilution and Other Adjustments.

                  The Committee shall make such adjustments in the Management Objective and/or Performance Shares covered by this Agreement as such Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Grantee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets, or issuance of warrants or other rights to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for this award of Performance Shares such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of this award of Performance Shares so replaced.

         11. Continuous Employment.

                  For purposes of this Agreement, the continuous employ of the Grantee with the Corporation or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Corporation or any Subsidiary, by reason of the transfer of his or her employment among the Corporation and its Subsidiaries or a leave of absence approved by the Board.

         12. Right to Terminate Employment.

                  No provision of this Agreement shall limit in any way whatsoever any right that the Corporation or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.

         13. Amendments.

                  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

         14. Severability.

                  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

         15. Governing Law.

                  This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

         16. Compliance with Section 409A of the Code.

                  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Grantee).

                  The undersigned Grantee hereby accepts the award of Performance Shares granted pursuant to this Performance Share Agreement on the terms and conditions set forth herein.

Dated:
       ----------------------             -------------------------------------
                                          Grantee


                  Executed in the name of and on behalf of the Corporation at Cleveland, Ohio as of this 8th day of February, 2005.


                                      BRUSH ENGINEERED MATERIALS INC.


                                      By
                                         ---------------------------------------
                                         Michael C. Hasychak
                                         Vice President, Treasurer and Secretary

                                                                       EXHIBIT A


                            1995 STOCK INCENTIVE PLAN

                         BRUSH ENGINEERED MATERIALS INC.

                            BENEFICIARY DESIGNATIONS


         In accordance with the terms and conditions of the 1995 Stock Incentive Plan of Brush Engineered materials Inc. (the "Plan"), I hereby designate the person(s) indicated below as my beneficiary(ies) to receive any amounts payable under said Plan after my death.


         Name
                      ---------------------------------------

         Address
                      ---------------------------------------

                      ---------------------------------------

                      ---------------------------------------


         Social Sec. Nos. of Beneficiary(ies)
                                              ----------------------------------

         Relationship(s)
                         -------------------------------------------------------

         Date(s) of Birth
                          ------------------------------------------------------



         In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person as beneficiary(ies);


         Name
                      ---------------------------------------

         Address
                      ---------------------------------------

                      ---------------------------------------

                      ---------------------------------------


         Social Sec. Nos. of Beneficiary(ies)
                                              ----------------------------------

         Relationship(s)
                         -------------------------------------------------------

         Date(s) of Birth
                          ------------------------------------------------------

         I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan. In the event that there is no beneficiary living at the time of my death, I understand that the amounts payable under the Plan will be paid to my estate.



---------------------------------------
Date


---------------------------------------
(Print or type name)


---------------------------------------
(Signature)